LETTER OF INTENT


This letter of intent has been signed on April 28, 1997 in Warsaw,

                                by and between:

POLISH OIL AND GAS COMPANY, JOINT STOCK COMPANY (Polskie Gornictwo Naftowe i Gazownietwo S.A.) with its registered office at 6 Krucza Street room 14,00 - 537 Warsaw, Poland, hereinafter referred to as PGNiG S.A., Division Geological Office Geonafta represented by Director Marek Hoffmann

                                      and

POL-TEX METHANE limited liability company, with its registered office at 5 Zamkowa Street, 44-268 Jastrzebie Zdroj, Poland, hereinafter referred to as PTM Ltd., represented by President Wolfgang Rauball and Deputy President Andrzej K. Andraczke.

I.  PRESENTATION OF THE PARTIES

     Polish Oil and Gas Company is a joint stock company, registered in the commercial register of the District Court in the capital city of Warsaw - XVI Commercial Department at No RHB 48382, on the basis of the verdict of the Court dated 30th Oct. 1996 act. sign. XVI reg. no. H 12934/96.

     Polish Oil and Gas Company, Joint Stock Company acts on the ground of its charter, conferred upon the deed of foundation by the Ministry of State Treasury on 21st Oct. 1996, which defines aim and scope of activity of the company (being public services company) among the other things as:

     - exploration, development and exploitation of oil and natural gas reservoirs,

     - surface and drilling geophysics, minerals' and waters' exploration, as well as their exploitation, intensification of production, reservoir testing and reconstruction, and liquidation of bore-holes and oil wells.

     Within the organizational framework of PGNiG S.A., the above tasks are carried directly by its branch - Geological Bureau GEONAFTA (Biuro Geologiczne GEONAFTA).

     POL-TEX METHANE is a limited liability company, wholly owned by foreign capital, registered in the commercial register of the District Court in Katowice
- VII Commercial Register Department at No RHB 5508, based on the verdict of the Court dated 5th Sept. 1990.

The scope of activity of the company among the other things is:

     -    exploration and exploitation of methane and other hydrocarbons,

     -    full range of services concerning above.

POL-TEX METHANE states, that is wholly owned by and represents for this Letter of Intent purposes the Eurogas Inc., 80 Broad Street Penthouse, New York, NY 10004. European Division: GlobeGas B.V., Herengracht 486, 1017 Amsterdam.

II.  PRELIMINARY AGREEMENTS

1. PGNiG S.A. is the owner of valid concessions for exploration and documented natural gas reservoirs in the area of Carpathian Flysch and tectonic Foredeep ("exploration concessions"), granted by the Minister of Environmental Protection, Natural Resources and Forestry, presented in detail on the map being the attachment to this Letter of Intent, and conformably to the concessions - agreements on establishing mining usufruct for PGNiG S.A.'s benefit.

2. There are also other areas in the region of Carpathian Flysch and Foredeep, interesting from the point of view of geological exploration being the areas of interest of PGNiG S.A. and PTM Ltd. and for which PGNiG does not currently hold the concessions.

3. PTM Ltd. is able and inclined to supply capital, and equipment indispensable to accomplish the exploration concession agreed with PGNiG S.A., for the total amount of 15.000.000. (fifteen million) USD, within a period of three years.

4. PTM Ltd. is ready to participate also in the undertakings which can create the base (accordingly to pt. 2) for applications of exploration concessions.

     Bearing the above stated in mind, both parties pledge themselves to perform the below activities in order to settle the content and conclude the contract of the joint-venture, assuring accomplishment of the concessions as defined in pt. 1 and works as defined in pt. 4 and concessions granted as result of these works.

III.  DEFINING (CHOICE) OF THE CONCESSION

     1. No later than 21 days from the execution of this Letter of Intent both parties will create work Team from the employees of PGNiG and PTM. This Team will have 4 to 6 persons in equal number from both companies. The Team will choose the concessions (part II pt. 1) and/or areas for which concessions are not yet granted but for which there are expectations to achieve positive results (part II pt. 4).

     2. The team will present to both parties the conclusions of its works not later than to September 30, 1997. These conclusions will create the base to make the final decisions for both parties to choose the exploration concessions and/or the areas for which concessions are still not granted.

     3. The conclusions and the decisions undertaken upon them will create the base to define the detailed subject and the range of the mutual agreement and the timing of its execution.

IV.  OBJECT AND SCOPE OF THE JOINT-VENTURE CONTRACT

1. Both parties confirm, that the joint-venture contract should in particular define:

     a/ concession for exploration and (or) documentation of natural gas reservoirs, as choosen by both parties and as defined in the part III of this Letter.

     b/ conditions of PTM Ltd. engagement to perform the concession's rights, in accordance with the concession's requirements.

     c/ PTM Ltd.'s obligation to cover the expenses of the activities (as defined in Part II of the Letter), with the irrevocable statement that the costs engagement will be at PTM Ltd.'s own risk.

     d/ budget estimate and schedule of its utilization, during the time the agreement is binding.

     e/ reciprocal obligation that, in case of satisfactory result of exploration works, both parties shall conclude a separate agreement, not later than 3 months since the day the geological documentation has been approved by the appropriate authority, and decide either to perform the concession for natural gas exploitation jointly, or pass by PGNiG the rights to information gained through the geological works (geological documentation) to PTM Ltd. or to any other party; or - decide about the principles and time of the reciprocal settlement between them, in each case, the accounts clearing shall provide refund of the capital invested by PTM Ltd. during the exploration works together with the suitable profit.

     f/ other rights and duties, and the principles of the parties cooperation while performing the exploration concession.

     g/ rules of settling the disputes.

     h/ time of binding force of the agreement, as well as conditions and the mode of dissolution of the contract.

     i/ other adjustments and assurances.

2. Parties shall try, if possible, to establish a company with their sole participation, for accomplishing the joint-venture. In such instance, the agreement for joint-venture should define all aspects required by Polish law, adequate for the articles of association (charter) of the company, and all the necessary licenses and confirmations from both of the parties and the permit of appropriate State authorities.

3. If referrals in this Letter of Intent are made to mutual undertaking for cooperation of parties to execute the exploration concessions, it is understood that the works as defined in part II pt. 4 are part of this undertaking as well.

V.  ADDITIONAL CLAUSES

1.   Languages:

The present Letter of Intent has been written in Polish and English. Both language versions are of equal importance and have the same binding force.

2.   Exclusivity:

PGNiG S.A. commits itself, that until time to September 30, 1997 nobody except PTM Ltd. will be offered, negotiated or entered into a contract for performing the rights from the exploration concessions or the areas of future interest for which the concessions are not yet granted as defined in part II of this Letter of Intent, except for those areas as defined in the attached map, referred to in paragraph II.1., which are currently under study by third parties.

VI.  DELIVERIES

     All announcements relating to this Letter of Intent will be considered valid, as long as they are in writing and are delivered personally to the authorized representative of the party informed, or are sent to the address of the other party by a registered mail, telex or fax.

     The addresses for deliveries are shown in the preamble of this Letter.

VII.  EFFECTIVE DATE OF THE LETTER OF INTENT

This Letter of Intent becomes effective on the day it is signed.


For PGNiG S.A.                     For PTM Ltd.
Marek Hoffmann, Director           Wolfgang Rauball, President
Geonafta Office

/s/  Marek Hoffmann                /s/ Wolfgang Rauball

Warsaw, April 28, 1997             Andrzej K. Andraczke, Vice-President

                                   /s/ Andrzej K. Andraczke